AMENDMENT NO. [   ]
TO
MASTER INVESTMENT ADVISORY AGREEMENT
     This Amendment dated as of [            ], amends the Master Investment Advisory Agreement (the “Agreement”), dated November 25, 2003, between AIM Sector Funds, a Delaware statutory trust, and Invesco Advisers, Inc., successor by merger to Invesco Aim Advisors, Inc., formerly A I M Advisors, Inc., a Delaware corporation.
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Agreement to add the following series portfolios — Invesco Mid-Cap Value Fund, Invesco Small-Mid Special Value Fund, Invesco Special Value Fund, Invesco Technology Fund, Invesco U.S. Mid Cap Value Fund, Invesco U.S. Small Cap Value Fund, Invesco U.S. Small/Mid Cap Value Fund, Invesco Value Fund, Invesco Value II Fund, Van Kampen American Value Fund, Van Kampen Capital Growth Fund, Van Kampen Comstock Fund, Van Kampen Enterprise Fund, Van Kampen Mid Cap Growth Fund, Van Kampen Small Cap Value Fund, Van Kampen Technology Fund, Van Kampen Utility Fund and Van Kampen Value Opportunities Fund;
     NOW, THEREFORE, the parties agree as follows;
1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:
“APPENDIX A
FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
AIM Energy Fund	November 25, 2003
AIM Financial Services Fund	November 25, 2003
AIM Gold & Precious Metals Fund	November 25, 2003
AIM Leisure Fund	November 25, 2003
AIM Technology Fund	November 25, 2003
AIM Utilities Fund	November 25, 2003
Invesco Mid-Cap Value Fund	[ ]
Invesco Small-Mid Special Value Fund	[ ]
Invesco Special Value Fund	[ ]
Invesco Technology Fund	[ ]

Name of Fund	Effective Date of Advisory Agreement
Invesco U.S. Mid Cap Value Fund	[ ]
Invesco U.S. Small Cap Value Fund	[ ]
Invesco U.S. Small/Mid Cap Value Fund	[ ]
Invesco Value Fund	[ ]
Invesco Value II Fund	[ ]
Van Kampen American Value Fund	[ ]
Van Kampen Capital Growth Fund	[ ]
Van Kampen Comstock Fund	[ ]
Van Kampen Enterprise Fund	[ ]
Van Kampen Mid Cap Growth Fund	[ ]
Van Kampen Small Cap Value Fund	[ ]
Van Kampen Technology Fund	[ ]
Van Kampen Utility Fund	[ ]
Van Kampen Value Opportunities Fund	[ ]

APPENDIX B
COMPENSATION TO THE ADVISOR
     The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.
AIM Energy Fund
AIM Financial Services Fund
AIM Gold & Precious Metals Fund
AIM Leisure Fund
AIM Technology Fund
AIM Utilities Fund

Net Assets	Annual Rate
First $350 million	0.75%
Next $350 million	0.65%
Next $1.3 billion	0.55%
Next $2 billion	0.45%
Next $2 billion	0.40%
Next $2 billion	0.375%
Over $8 billion	0.35%
Invesco Mid Cap Value Fund

Net Assets	Annual Rate
First $1 billion	0.72%
Over $1 billion	0.65%
Invesco Small-Mid Special Value Fund
Invesco U.S. Small/Mid Cap Value Fund

Net Assets	Annual Rate
All Assets	0.67%
Invesco Special Value Fund
Invesco U.S. Small Cap Value Fund
Van Kampen Small Cap Value Fund

Net Assets	Annual Rate
First $500 million	0.67%
Next $500 million	0.645%
Over $1 billion	0.62%

Invesco Technology Fund

Net Assets	Annual Rate
First $500 million	0.67%
Next $2.5 billion	0.645%
Over $3 billion	0.62%
Invesco U.S. Mid Cap Value Fund
Van Kampen American Value Fund

Net Assets	Annual Rate
First $1 billion	0.72%
Over $1 billion	0.65%
Invesco Value Fund

Net Assets	Annual Rate
First $1 billion	0.42%
Next $1 billion	0.37%
Next $1 billion	0.32%
Over $3 billion	0.27%
Invesco Value II Fund
Van Kampen Capital Growth Fund
Van Kampen Comstock Fund
Van Kampen Enterprise Fund

Net Assets	Annual Rate
First $1 billion	0.50%
Next $1 billion	0.45%
Next $1 billion	0.40%
Over $3 billion	0.35%
Van Kampen Mid Cap Growth Fund
Van Kampen Value Opportunities Fund

Net Assets	Annual Rate
First $500 million	0.75%
Next $500 million	0.70%
Over $1 billion	0.65%

Van Kampen Technology Fund

Net Assets	Annual Rate
First $500 million	0.90%
Next $500 million	0.85%
Over $1 billion	0.80%
Van Kampen Utility Fund

Net Assets	Annual Rate
First $500 million	0.65%
Next $500 million	0.60%
Over $1 billion	0.55%”
2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM SECTOR FUNDS

Attest:		By:
	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

INVESCO ADVISERS, INC.

Attest:		By:
	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)